SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

     FILED BY THE REGISTRANT /X/
     FILED BY A PARTY OTHER THAN THE REGISTRANT / /
     --------------------------------------------------------------------
     Check the appropriate box:

     / /  Preliminary Proxy Statement

     / /  Confidential, For Use of the
          Commission Only (as permitted by
          Rule 14a-6(e)(2))

     / /  Definitive Proxy Statement

     /X/  Definitive Additional Materials

     / /  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name Of Registrant As Specified In Its Charter)

                                 NOT APPLICABLE
                   ------------------------------------------
                   (Name Of Person(s) Filing Proxy Statement)

     PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

     /X/  No fee required.

     /    / Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and
          0-11.

          1) Title of each class of securities to which transaction applies:
               N/A

          2)   Aggregate number of securities to which transaction applies: N/A

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               $54,000,000

          4) Proposed maximum aggregate value of transaction:

          5) Total fee paid:

     / /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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           1)  Amount Previously Paid:_____

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           3)  Filing Party:_____

           4)  Date Filed: _____

                       Palomar Medical Technologies, Inc.
                               45 Hartwell Avenue
                            Lexington, MA 02421-3102




                                                                   June 11, 1999

DEAR FELLOW SHAREHOLDER:

         By now, you may have received a letter from Mark Smith together with proxy materials from the Monterey Stockholders Group seeking your vote to hand over control of your Company at the June 23rd annual meeting. MR. SMITH FREELY ATTACKS YOUR BOARD USING STATISTICS BEGINNING IN 1996 -- BEFORE ANY OF YOUR
CURRENT DIRECTORS JOINED PALOMAR -- AND PRESENTS YOU WITH CONTRADICTORY STATEMENTS AND A SO-CALLED "PLAN" WHICH, IN OUR OPINION, IS RISKY AT BEST. We urge you not to be misled by Mr. Smith and his dissident group. Please reelect your Board by signing, dating and mailing the enclosed WHITE management proxy today.

            WHAT ARE MR. SMITH AND THE MONTEREY GROUP TRYING TO SAY?

o In his letter, Mr. Smith tells you "we are not content with a philosophy that focuses on the nebulous long term."

     BUT IN THE VERY SAME LETTER, MR. SMITH SAYS "THE ONLY WAY THE MARKET WILL REALIZE THE VALUE IN OUR COMPANY IS THROUGH EARNINGS PER SHARE, PROFITABLE OPERATIONS THAT GROW OVER TIME."

o Monterey tells you its candidates have the "experience, the track record and a plan for the Company that justify your vote and confidence."

     BUT THEY ADMIT THAT THE FIRST THING THEY WILL NEED TO DO IF ELECTED IS HIRE AN AS YET UNNAMED CONSULTANT TO "GUIDE" THEM.

o In his letter, Mr. Smith tells you the Monterey group intends to hold onto their Palomar shares rather than sell them in their proposed share repurchase plan. But in the group's proxy materials, they admit that they could change their intentions if they "needed liquidity for business contingencies that are not presently known."

     WHICH IS IT MR. SMITH? ARE YOU TRYING TO GAIN CONTROL OF PALOMAR IN ORDER TO BENEFIT ALL ITS SHAREHOLDERS OR MERELY GAIN LIQUIDITY FOR YOUR OWN POSITION? YOU CAN'T HAVE IT BOTH WAYS.

o Mr. Smith suggests that licensing your Company's technology may not be a good idea, and that his group will look to the corrective vision industry as another model.

     THIS IS ANOTHER EXAMPLE OF MR. SMITH'S LACK OF UNDERSTANDING OF OUR INDUSTRY AND THE SUPERFICIAL ANALYSIS THAT UNDERLIES HIS GROUP'S PLAN. BY ITS NATURE, THE CORRECTIVE VISION LASER INDUSTRY CANNOT SERVE AS A USEFUL "MODEL" FOR PALOMAR. IT HAS FEWER COMPETITORS, LONGER PRODUCT LIFE CYCLES AND DIFFERENT FDA BARRIERS TO ENTRY, TO NAME JUST A FEW DIFFERENCES.

                       MONTEREY ADMITS ITS "PLAN" IS RISKY

     Although no mention of risk can be found in Mr. Smith's short letter, a closer look at the Monterey group's proxy materials reveals that, in the Monterey group's own words, "stockholders should be aware that there are certain elements of risk attendant to the Monterey plan." For example:

1.   Monterey  admits  that  its   contemplated   cost  reductions  MAY  NOT  BE
     ACHIEVABLE.

2. Monterey admits there can be no assurance that the new Board could engage replacement management quickly or at all, and if competent replacements were not hired, THE COMPANY WOULD SUFFER.

                               SUPPORT YOUR BOARD

     There is no "quick fix" available to us or any group that would bring the price of Palomar shares up to prior levels overnight. Your Board is committed to restoring value to Palomar's shareholders through continued profitability and earnings growth, not by financial gimmickry that benefits few at the expense of many. Our efforts on your behalf have already generated the first profits Palomar has ever recorded. We are convinced that if we continue on this path, we will build a better Company whose inherent value will be recognized in the marketplace by sustained growth in Palomar's stock price.

     We are also not averse to a prudent stock repurchase program, as evidenced by our commitment of $5 million toward the purchase of Palomar shares. However, we believe it would be totally irresponsible and contrary to your best interests to commit up to a third of Palomar's free cash toward the repurchase of the Company's shares, as the Monterey group wants to do. In our opinion, such a course of action would deplete funds needed to generate revenue through new products, thereby crippling your Company's future, in exchange for the potential of a small increase in the price of Palomar stock, which would quickly vanish once the program were completed.

     The annual meeting is just a few days away. Regardless of the number of shares you own, your vote is extremely important. Please be sure your shares are represented and voted FOR the reelection of your Board by signing, dating and mailing the enclosed WHITE proxy today. If you have already voted your WHITE proxy AND HAVE NOT

RETURNED ANY BLUE CARDS, you need do nothing further. We hope every shareholder will vote his or her shares.

         Thank you for your support.

                                            ON BEHALF OF THE BOARD OF DIRECTORS

                                            Sincerely,

                                            /s/ Louis P. Valente
                                            ------------------------------------
                                            LOUIS P. VALENTE
                                            Chairman and Chief Executive Officer

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                                    IMPORTANT

     Please be sure your latest dated proxy is a WHITE proxy voting FOR the management nominees. A later dated blue proxy, even if marked "Withhold Authority" to vote for the Monterey candidates, will only serve to revoke your vote for management.

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     If you have any questions or need assistance in voting your shares,  please call Palomar at (781) 676-7300 or D.F. King & Co., Inc., which is assisting us in this matter, toll-free at (800) 628-8538.

                         PROXY/VOTING INSTRUCTION CARD
                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                 C/O THE AMERICAN STOCK TRANSFER & TRUST COMPANY
              40 WALL STREET, 41ST FLOOR, NEW YORK, NEW YORK 10005

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         I (WHETHER ONE OR MORE OF US) APPOINT JOSEPH P. CARUSO AND SARAH BURGESS REED TO BE MY PROXIES. THE PROXIES MAY VOTE ON MY BEHALF, IN ACCORDANCE WITH MY INSTRUCTIONS, ALL OF MY SHARES ENTITLED TO VOTE AT THE SPECIAL MEETING OF STOCKHOLDERS OF PALOMAR MEDICAL TECHNOLOGIES, INC. THE MEETING IS SCHEDULED FOR APRIL 21, 1999, BUT THIS PROXY INCLUDES ANY ADJOURNMENT(S) OF THAT MEETING. THE PROXIES MAY VOTE ON MY BEHALF AS IF I WERE PERSONALLY AT THE MEETING.

               PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND
          RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
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                   ^ DETACH HERE BEFORE MAILING TOP PORTION ^

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY ( )


         IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED BELOW BY THE UNDERSIGNED STOCKHOLDER. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE DIRECTION TO VOTE FOR PROPOSALS 1 AND 2.

The Board of Directors recommends a vote FOR:

1.       To select  Arthur  Andersen  LLP as the  company's  auditors for fiscal
         1999.

         FOR           (  )         AGAINST (  )              ABSTAIN  (  )

2. The election of each of the following nominees as Directors of Palomar to serve until the 2000 annual meeting of stockholders and until their respective successors are elected and have qualified.

                                         FOR       AGAINST      WITHHELD


          Nicholas P. Economou          (  )        (  )          (  )
          James G. Martin               (  )        (  )          (  )
          A. Neil Pappalardo            (  )        (  )          (  )
          Louis P. Valente              (  )        (  )          (  )

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

DATED:   _________________, 1999




---------------------------
Signature of Stockholder(s)

Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

Mark here if you plan to attend the meeting.                  /   /

    [NOTE THAT YOU MAY ATTEND THE MEETING EVEN IF YOU DO NOT CHECK THE BOX.]